Exhibit 10.2

COMMON STOCK PURCHASE AGREEMENT
AMONG
FIRSTENERGY CORP.
AND
ZP MASTER UTILITY FUND, LTD.
P ZIMMER, LTD.
ZP ENERGY FUND, L.P.
ZP MASTER ENERGY FUND, L.P.

Dated as of January 22, 2018

Article I DEFINITIONS	1

Section 1.1	Definitions 1

Section 1.2	Construction 5

Article II PRIVATE PLACEMENT	6

Section 2.1	The Private Placement 6

Section 2.2	Funding 6

Section 2.3	Closing 6

Article III REPRESENTATIONS AND WARRANTIES OF THE COMPANY	7

Section 3.1	Organization and Qualification 7

Section 3.2	Capitalization. 7

Section 3.3	Authorization, Execution and Delivery 7

Section 3.4	No Conflict 8

Section 3.5	Consents and Approvals 8

Section 3.6	Issuance; Valid Issuance 8

Section 3.7	Investment Company Act 8

Section 3.8	Compliance with SEC Filings. 8

Section 3.9	Financial Statements 9

Section 3.10	Absence of Certain Changes or Events 9

Section 3.11	Litigation and Regulatory Proceedings 10

Section 3.12	Compliance with Law 10

Section 3.13	No Broker’s Fees 10

Section 3.14	No General Solicitation 10

Section 3.15	No Integration; No Disqualifying Event 11

Section 3.16	Compliance with Listing Requirements 11

Section 3.17	Use of Form S-3 11
Article IV REPRESENTATIONS AND WARRANTIES OF THE INVESTORS 11

Section 4.1	Organization, Authority, Execution and Delivery 11

Section 4.2	No Conflict 11

Section 4.3	Consents and Approvals 12

Section 4.4	No Registration 12

Section 4.5	Purchasing Intent 12

Section 4.6	Sophistication; Investigation 12

Section 4.7	No Broker’s Fees 13

Section 4.8	Current Ownership 13

Article V ADDITIONAL COVENANTS	13

Section 5.1	Confidentiality 13

Section 5.2	Blue Sky 13

Section 5.3	Legends 14

Section 5.4	Use of Proceeds 14

Section 5.5	Rule 144 Reporting 14

Section 5.6	NYSE Listing Application 15

Article VI REGISTRATION RIGHTS	16

ii

Section 6.1	Shelf Registration Statement. 16

Section 6.2	Piggyback Registrations. 16

Section 6.3	Required Suspension Period. 19

Section 6.4	Registration Procedures. 20

Section 6.5	Required Information 22

Section 6.6	Confidentiality 22

Section 6.7	Expenses 22

Section 6.8	Assignability of Registration Rights 22

Article VII INDEMNIFICATION AND CONTRIBUTION	22

Section 7.1	Indemnification by the Company. 22

Section 7.2	Indemnification by Investors 23

Section 7.3	Indemnification Procedures 24

Section 7.4	Contribution. 25

Section 7.5	Survival. 26

Article VIII GENERAL PROVISIONS	27

Section 8.1	Notices 27

Section 8.2	Assignment; Third Party Beneficiaries 28

Section 8.3	Prior Negotiations; Entire Agreement 28

Section 8.4	Governing Law; Venue 28

Section 8.5	Counterparts 29

Section 8.6	Waivers and Amendments; Rights Cumulative; Consent 29

Section 8.7	Headings 29

Section 8.8	Specific Performance 29

Section 8.9	Relationship Among Parties. 29

Section 8.10	Tax Forms 30

SCHEDULES AND EXHIBITS

Schedule A	List of Investors and Notice Addresses
Annex A    Form of Legal Opinion
Annex B    Form of Secretary’s Certificate

iii

COMMON STOCK PURCHASE AGREEMENT
THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of January 22, 2018, is made by and among FirstEnergy Corp., an Ohio corporation (the “Company”), on the one hand, and the entities listed on Schedule A attached hereto (each, an “Investor” and together, the “Investors”), on the other hand. The Company and the Investors are referred to herein, individually, as a “Party,” and, collectively, as the “Parties.” Capitalized terms that are used but not otherwise defined in this Agreement shall have the meanings given to them in Section 1.1 hereof.
RECITALS
WHEREAS, the Board of Directors of the Company (the “Board”) has authorized the issuance and sale of 30,120,482 shares of the Company’s common stock, with a par value of $0.10 per share (the “Common Stock”), to the Investors (each such Investor to receive the number of shares of Common Stock set forth across from such Investor’s name in Schedule A attached hereto, and such shares are referred to herein as the “Private Placement Shares”);
WHEREAS, subject to the terms and conditions contained in this Agreement, the Company has agreed to issue and sell, and the Investors have agreed to purchase, the Private Placement Shares, upon the terms and conditions set forth herein; and
WHEREAS, concurrently with the consummation of the Closing (as defined below), the Company intends to consummate the transactions contemplated by the Preferred SPA (as defined below);
NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, the Company and the Investors hereby agree as follows:
Article I

DEFINITIONS
Section 1.1    Definitions. Except as otherwise expressly provided in this Agreement, whenever used in this Agreement, the following terms shall have the respective meanings specified below:
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, Controls or is Controlled by or is under common Control with such Person. “Affiliated” has a correlative meaning.
“Agreement” has the meaning set forth in the Preamble.
“Articles of Incorporation” means the Amended Articles of Incorporation of the Company, as amended, as in effect on the date hereof.
“Authorized Preferred Stock” has the meaning set forth in Section 3.2.

“Beneficial Ownership” means, with respect to any security, (a) record ownership of such security, or (b) beneficial ownership of such security as defined under Rule 13d-3 under the Exchange Act, provided that such beneficial ownership shall further be deemed to include any shares or other units of such security as to which any shares or units of such security that are referenced in any total return swap contracts or similar financial instruments or transactions, whether or not cash-settled, that are owned of record or beneficially by such Person. “Beneficially Own,” “Beneficially Owns,” “Beneficially Owned” and “Beneficially Owning” shall have correlative meanings.
“Board” has the meaning set forth in the Recitals.
“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by Law or other governmental action to close.
“Closing” has the meaning set forth in Section 2.3(a).
“Code of Regulations” means the Amended Code of Regulations of the Company, as amended, as in effect on the date hereof.
“Common Stock” has the meaning set forth in the Recitals.
“Company” has the meaning set forth in the Preamble.
“Company SEC Documents” has the meaning set forth in Section 3.8(a).
“Company Shelf Registration Statement” has the meaning set forth in Section 6.2(b).
“Company Shelf Takedown Public Offering” has the meaning set forth in Section 6.2(b).
“Company Shelf Takedown Public Offering Notice” has the meaning set forth in Section 6.2(b).
“Company Shelf Takedown Public Offering Request” has the meaning set forth in Section 6.2(b).
“Contract” means any agreement, contract or instrument, including any loan, note, bond, mortgage, indenture, guarantee, deed of trust, license, franchise, commitment, lease, franchise agreement, letter of intent, memorandum of understanding or other obligation, and any amendments thereto, whether written or oral.
“Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by Contract or agency or otherwise.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FES” means FirstEnergy Solutions Corp., an Ohio corporation.
“Filing Deadline” has the meaning set forth in Section 6.1(a).
“Form 8-K” has the meaning set forth in Section 5.7.
“Form S-1 Shelf” has the meaning set forth in Section 6.1(b).
“Form S-3 Shelf” has the meaning set forth in Section 6.1(a).
“Governmental Entity” means any federal, state, or local governmental or quasi-governmental instrumentality, agency, board, commission, department, court or tribunal; or any regulatory agency, bureau, commission, or authority.
“Investor” and “Investors” have the meaning set forth in the Preamble.
“Law” means any law (statutory or common), statute, regulation, rule, code or ordinance enacted, adopted, issued or promulgated by any Governmental Entity.
“Legal Proceedings” means any legal, governmental, administrative, judicial or regulatory investigations, audits, actions, suits, claims, arbitrations, demands, demand letters, notices of noncompliance or violations, or proceedings.
“Legend” has the meaning set forth in Section 5.3.
“Lien” means any lien, adverse claim, charge, option, right of first refusal, servitude, security interest, mortgage, pledge, deed of trust, easement, encumbrance, restriction on transfer, conditional sale or other title retention agreement, defect in title, lien or judicial lien or other restrictions of a similar kind.
“Maximum Offering Size” means the number of Registrable Securities which can be sold in an orderly manner in such offering within a price range acceptable to the Company.
“MNPI” has the meaning set forth in Section 4.6(c).
“Order” means any judgment, order, award, injunction, writ, permit, license or decree of any Governmental Entity or arbitrator of applicable jurisdiction.
“Party” and “Parties” have the meaning set forth in the Preamble.
“Person” means an individual, firm, corporation (including any non-profit corporation), partnership, limited liability company, joint venture, association, trust, Governmental Entity or other entity or organization.
“Piggyback Eligible Holders” has the meaning set forth in Section 6.2(a).
“Piggyback Notice” has the meaning set forth in Section 6.2(a).
“Piggyback Registration” has the meaning set forth in Section 6.2(a).

“Piggyback Registration Statement” has the meaning set forth in Section 6.2(a).
“Piggyback Request” has the meaning set forth in Section 6.2(a).
“Preferred SPA” means that certain Preferred Stock Purchase Agreement, dated as of January 22, 2018 by and among the Company and the investors party thereto, pursuant to which the Company would issue and sell shares of its Series A Convertible Preferred Stock to such investors for an aggregate purchase price of $1,616,000,000.00.
“Press Release” has the meaning set forth in Section 5.7.
“Private Placement” means the purchase by the Investors of the Private Placement Shares for the Purchase Amount on the terms reflected in this Agreement.
“Private Placement Shares” has the meaning set forth in the Recitals.
“Purchase Amount” means the aggregate purchase price of $850,000,002.04 for the Private Placement Shares.
“Registrable Securities” means the Private Placement Shares; provided, that any such shares shall cease to constitute “Registrable Securities” upon the earliest to occur of (i) the date on which such shares are disposed of pursuant to an effective Registration Statement under the Securities Act or pursuant to Rule 144 under the Securities Act; (ii) the date on which, in the opinion of counsel to the relevant holder of such shares, such shares become eligible for sale under Rule 144 under the Securities Act without volume or manner of sale restrictions thereunder and all restrictive legends and stop transfer instructions have been removed with respect to all certificates or book entries representing the applicable Registrable Securities; and (iii) the date on which such shares cease to be outstanding.
“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement other than a registration statement (and related prospectus) filed on Form S-4 or Form S-8 or any successor form thereto.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Shelf Period” has the meaning set forth in Section 6.1(b).
“Shelf Registration Statement” has the meaning set forth in Section 6.1(b).
“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture or other legal entity as to which such Person (either alone or through or together with any other subsidiary), (a) owns, directly or indirectly, more than 50% of the stock or other equity interests,

(b) has the power to elect a majority of the board of directors or similar governing body, or (c) has the power to direct the business and policies.
“Suspension Period” has the meaning set forth in Section 6.3(a).
“Tax Act” means Public Law 115-97, the Tax Cuts and Jobs Act.
“Taxes” means all taxes, assessments, duties, levies or other mandatory governmental charges paid to a Governmental Entity, including all federal, state, local, foreign and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, property, sales, use, value-added, occupation, excise, severance, windfall profits, stamp, payroll, social security, withholding and other taxes, assessments, duties, levies or other mandatory governmental charges of any kind whatsoever paid to a Governmental Entity (whether payable directly or by withholding and whether or not requiring the filing of a return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest thereon and shall include any liability for such amounts as a result of being a member of a combined, consolidated, unitary or affiliated group. For the avoidance of doubt, such term shall exclude any tax, penalties or interest thereon that result or have resulted from the non-payment of royalties.
“Tax Forms” has the meaning set forth in Section 8.10.
Section 1.2    Construction. In this Agreement, unless the context otherwise requires:
(a)    references to Articles, Sections, Exhibits and Schedules are references to the articles and sections or subsections of, and the exhibits and schedules attached to, this Agreement;
(b)    references in this Agreement to “writing” or comparable expressions include a reference to a written document transmitted by means of electronic mail in portable document format (pdf), facsimile transmission or comparable means of communication;
(c)    words expressed in the singular number shall include the plural and vice versa; words expressed in the masculine shall include the feminine and neuter gender and vice versa;
(d)    the words “hereof,” “herein,” “hereto” and “hereunder,” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including all Exhibits and Schedules attached to this Agreement, and not to any provision of this Agreement;
(e)    the term “this Agreement” shall be construed as a reference to this Agreement as the same may have been, or may from time to time be, amended, modified, varied, novated or supplemented;
(f)    “include,” “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words;
(g)    references to “day” or “days” are to calendar days;

(h)    references to “the date hereof” means the date of this Agreement;
(i)    unless otherwise specified, references to a statute means such statute as amended from time to time and includes any successor legislation thereto and any rules or regulations promulgated thereunder in effect from time to time; and
(j)    references to “dollars” or “$” refer to currency of the United States of America, unless otherwise expressly provided.
Article II

PRIVATE PLACEMENT
Section 2.1    The Private Placement. On and subject to the terms and conditions hereof, the Investors, severally and not jointly, agree to purchase, and the Company agrees to issue and sell to the Investors, on the date hereof for the Purchase Amount, the Private Placement Shares, free and clear of any Liens or other restrictions on transfer (other than applicable federal and state securities Law restrictions or as set forth herein). The offer and sale of the Private Placement Shares purchased by the Investors pursuant to this Agreement will be made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act or another available exemption from registration under the Securities Act.
Section 2.2    Funding. On the date hereof, and subject to the issuance of the Private Placement Shares as contemplated by Section 2.3(b), the Investors shall deliver and pay the Purchase Amount by wire transfer of immediately available funds in U.S. dollars into the bank account designated by the Company in satisfaction of the Investors’ obligation to purchase the Private Placement Shares.
Section 2.3    Closing.
(a)    The closing of the Private Placement (the “Closing”) shall take place remotely by electronic mail or at the offices of Jones Day, 250 Vesey Street, New York, New York 10281, or such other place as shall be agreed to by the Parties, on the date hereof.
(b)    At the Closing, the Company shall, against payment of the Purchase Amount for the Private Placement Shares, make delivery of physical stock certificates evidencing the Private Placement Shares, duly executed on behalf of the Company and registered in the name of the applicable Investors, by making such physical stock certificates available for pick-up, by the lenders of the Investors or the Investors, in each case as indicated on Schedule A, at the address of the Company’s transfer agent at 6201 15th Avenue, Brooklyn, NY 11219. Furthermore, at the Closing the Investors shall have received (i) the opinion of Jones Day, counsel to the Company, substantially in the form set forth in Annex A attached hereto, and (ii) an executed certificate of the Secretary or Assistant Secretary of the Company, substantially in the form set forth in Annex B attached hereto. Notwithstanding anything to the contrary in this Agreement, the Private Placement Shares will be delivered with all issue, stamp, transfer, sales and use, or similar transfer Taxes or duties that are due and payable (if any) in connection with such delivery duly paid by the Company.

Article III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to the Investors (unless otherwise set forth herein, as of the date hereof) as set forth below.
Section 3.1    Organization and Qualification. The Company has been incorporated and is validly existing as a corporation in good standing under the Laws of the State of Ohio, has the corporate power and authority to own, lease or operate its property and to conduct its business in which it is currently engaged and presently proposes to engage and is qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that any such failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the Company’s business, financial condition or results of operations or the Company’s ability to perform its obligations under this Agreement.
Section 3.2    Capitalization.
(a)    The authorized stock of the Company consists of 700,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, $100 par value (“Authorized Preferred Stock”).  As of September 30, 2017, (i) 444,858,003 shares of Common Stock were issued and outstanding, (ii) 48,782 shares of Common Stock were held in treasury, (iii) 1,367,535 shares of Common Stock were issuable upon exercise in respect of each outstanding option to purchase shares of Common Stock granted under any employee, director or similar stock plans of the Company, whether vested or unvested, with a weighted average exercise price of $44.43, (iv) 5,068,923 shares of Common Stock were issuable in respect of settlement of any outstanding awards of restricted share units, phantom shares, restricted stock or similar equity awards with respect to shares of Common Stock and (v) no shares of Authorized Preferred Stock were outstanding.
(b)    The Company or one or more of its direct or indirect Subsidiaries owns the common stock, membership interests or other ownership interests, as applicable, in each of its Subsidiaries free and clear of all Liens, encumbrances and adverse claims, except for such Liens, encumbrances and adverse claims as would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the Company’s business, financial condition or results of operations or the Company’s ability to perform its obligations under this Agreement.
Section 3.3    Authorization, Execution and Delivery. The Company has requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the Private Placement. The execution and delivery of this Agreement and the consummation of the Private Placement have been duly authorized by the Board and no other corporate proceedings on the part of the Company are necessary to authorize the Private Placement. This Agreement has been executed and delivered by the Company.

Section 3.4    No Conflict. Neither the offer and sale of the Private Placement Shares nor the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will result in a violation or default of, or the imposition of any Lien upon any property or assets of the Company or any of its Subsidiaries pursuant to (a) any provision of applicable Law, (b) the Articles of Incorporation or Code of Regulations, as the case may be, (c) the organizational documents, each as amended, of any Subsidiary of the Company, (d) any agreement or other instrument binding upon the Company or any Subsidiary of the Company or (e) any Order any Governmental Entity, agency or court having jurisdiction over the Company or any Subsidiary of the Company or any of their properties, except in the case of clauses (a), (c), (d) and (e) for any such violation, default or Lien that would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the Company’s business, financial condition or results of operations or the Company’s ability to perform its obligations under this Agreement.
Section 3.5    Consents and Approvals. No consent, approval, authorization, Order, registration, qualification or filing of or with any Governmental Entity by the Company is required in connection with the transactions contemplated herein, except such as may be required under the Exchange Act, the Securities Act or “Blue Sky” Laws. No consent, approval, or authorization of any other Person is required to be obtained by the Company in connection with the transactions contemplated herein, except for any such consent, approval or authorization that would not reasonably be expected to materially and adversely affect the Company’s business, financial condition or results of operations or the Company’s ability to perform its obligations under this Agreement.
Section 3.6    Issuance; Valid Issuance. The Private Placement Shares to be issued in connection with the consummation of the Private Placement and pursuant to the terms of this Agreement will, when issued and delivered on the date hereof and any time thereafter, be duly and validly authorized, issued and delivered and shall be fully paid and non-assessable, and such Private Placement Shares will be free and clear of all Taxes (except for any Taxes arising as a result of an Investor’s failure to provide a Tax Form in accordance with Section 8.10 establishing a complete exemption from withholding), Liens (other than transfer restrictions imposed hereunder, under the Articles of Incorporation or by applicable Law), preemptive rights, subscription and similar rights. Assuming the accuracy of the representations and warranties of the Investors set forth in Article IV, it is not necessary in connection with the issuance and sale of such Private Placement Shares to the Investors in the manner contemplated by this Agreement to register such issuance and sale under the Securities Act.
Section 3.7    Investment Company Act. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
Section 3.8    Compliance with SEC Filings.
(a)    The Company has timely filed or furnished all forms, documents and reports required to be filed or furnished by it with the SEC since January 1, 2015 through the date hereof (such documents together with all other forms, documents and reports filed or furnished by the Company with the SEC, including the exhibits thereto and documents incorporated by reference therein, collectively, the “Company SEC Documents”). As of their respective dates or, if amended, as of the date of such amendment, the Company SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations promulgated thereunder, and none of the Company SEC Documents included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(b)    The Company maintains (i) systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (ii) a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files with the SEC pursuant to the SEC’s rules and forms is so disclosed and includes controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure, and such disclosure controls and procedures were effective as of the times indicated in the Company SEC Documents. The Company’s internal control over financial reporting was effective as of the times indicated in the Company SEC Documents and, at such times, the Company was not aware of any material weaknesses in its internal control over financial reporting.
Section 3.9    Financial Statements. The audited financial statements and unaudited financial statements (including all related notes and schedules) of the Company included in the Company SEC Documents complied as to form in all material respects with the rules and regulations of the SEC then in effect, fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as of the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal recurring year-end audit adjustments that were not or are not expected to be, individually or in the aggregate, materially adverse to the Company), and were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved, except as otherwise disclosed in the Company SEC Documents or with respect to any changes or recasting of prior periods that may result from, or in connection with, (i) the Tax Cuts and Jobs Act or (ii) any in- or out-of-court process to restructure FES.
Section 3.10    Absence of Certain Changes or Events. Since the date of the most recent balance sheet included in the Company SEC Documents and after giving effect to the transactions contemplated by this Agreement and the Preferred SPA, there has not occurred any change that has materially and adversely affected the Company’s business, financial condition or results of operations or would, individually or in the aggregate, reasonably be expected to do so, other than (a) any changes that may result from, or in connection with, the Tax Act, including in connection with any state or regulatory proceedings related thereto involving the Company or any of its Subsidiaries, (b) as disclosed in or contemplated by the Company SEC Documents or other publicly available information related to the Company or its Subsidiaries, (c) any changes that may result from actions or proceedings of the U.S. Department of Energy or the Federal Energy Regulatory Commission or (d) changes resulting from ordinary course year-end adjustments. No stop order suspending the effectiveness of any Registration Statement of the Company is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the SEC.
Section 3.11    Litigation and Regulatory Proceedings. Other than (a) as disclosed in the Company SEC Documents, including with respect to any potential restructuring of FES and any potential proceedings arising therefrom or in connection therewith and other publicly available information related to the Company or its Subsidiaries, (b) with respect to the U.S. Department of Energy or the Federal Energy Regulatory Commission actions in support of baseload generation or related to transmission rates or other regulatory approvals involving the Company or its Subsidiaries, or (c) in connection with the Tax Act, including in connection with any state or regulatory proceedings related thereto involving the Company or its Subsidiaries, there are no legal or governmental claims, actions, suits, arbitrations or similar proceedings pending or, to the knowledge of the Company, threatened, to which the Company or any Subsidiary of the Company is a party or to which any of the properties of the Company or any Subsidiary of the Company are subject wherein an unfavorable decision, ruling or finding would, individually or in the aggregate, reasonably be expected to materially and adversely affect the Company’s business, financial condition or results of operations or the Company’s ability to perform its obligations under this Agreement.
Section 3.12    Compliance with Law. The Company and each of its Subsidiaries are, and since January 1, 2015 have been, in compliance with and not in default under or in violation of any Law, except as where such non-compliance would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the Company’s business, financial condition or results of operations or the Company’s ability to perform its obligations under this Agreement. Within the past three years, neither the Company nor any of its Subsidiaries have received any notice or other communication from any Governmental Entity regarding any actual or possible violation of, or failure to comply with, any Law, except as would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the Company’s business, financial condition or results of operations or the Company’s ability to perform its obligations under this Agreement.
Section 3.13    No Broker’s Fees. The Company is not a party to any Contract with any Person that would give rise to a valid claim against an Investor for a brokerage commission, finder’s fee or like payment in connection with the Private Placement or the sale of the Private Placement Shares.
Section 3.14    No General Solicitation. Neither the Company, nor any of its officers, directors, managers, members, employees, agents, stockholders, partners or Affiliates has either directly or indirectly engaged in any general solicitation or published any advertisement in connection with the offer and sale of the Private Placement Shares.

Section 3.15    No Integration; No Disqualifying Event. Neither the Company nor, to the Company’s knowledge, any of its Affiliates or any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security of the Company or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from the registration requirements imposed under Section 5 of the Securities Act for the transactions contemplated hereby or that would require such registration under the Securities Act. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) under the Securities Act is applicable to the Company.
Section 3.16    Compliance with Listing Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the New York Stock Exchange. The Company is in compliance in all material respects with the listing and listing maintenance requirements of the New York Stock Exchange applicable to it for the continued trading of its Common Stock thereon. The Company has not received any notification that the New York Stock Exchange is contemplating delisting the Common Stock from the New York Stock Exchange.
Section 3.17    Use of Form S-3. The Company is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act and meets the registration and transaction requirements for use of the Registration Statement on Form S-3 for the registration of the resale of the Private Placement Shares by the Investors.
Article IV

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS
Each Investor, as to itself only, hereby represents and warrants severally and not jointly (unless otherwise set forth herein, as of the date hereof) as set forth below.
Section 4.1    Organization, Authority, Execution and Delivery. Such Investor (a) is a legal entity organized, validly existing and, if applicable, in good standing (or the equivalent thereof) under the Laws of its jurisdiction of incorporation or organization, (b) has the requisite power and authority (corporate or otherwise) to enter into this Agreement, perform its obligations under this Agreement and to consummate the Private Placement, (c) has duly authorized the execution and delivery of this Agreement and no other corporate proceedings on the part of such Investor are necessary to authorizing the Private Placement and (d) has executed and delivered this Agreement.
Section 4.2    No Conflict. The execution and delivery by such Investor of this Agreement, the compliance by such Investor with all of the provisions hereof and the consummation of the transactions contemplated herein (a) will not conflict with, or result in breach, modification, termination or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time or both), or result in the acceleration of, or the creation of any Lien under, any Contract to which such Investor is party or is bound or to which any of the property or assets of such Investor are subject other than any Lien in connection with a pledge by such Investor of its Private Placement Shares to a lender in connection with any financing arrangement, (b) will not result in any violation of the provisions of the certificate of incorporation or bylaws (or comparable organizational documents) of such Investor and (c) will not result in any violation of any Law or Order applicable to such Investor or any of its properties, except in each of the cases described in clauses (a) or (c), for any conflict, breach, modification, termination, violation, default, acceleration or Lien which would not reasonably be expected, individually or in the aggregate, to prohibit or materially and adversely impact such Investor’s performance of its obligations under this Agreement.
Section 4.3    Consents and Approvals. No consent, approval, authorization, Order, registration, qualification or filing of or with any Governmental Entity having jurisdiction over such Investor or any of its properties is required for the execution and delivery by such Investor of this Agreement, the compliance by such Investor with the provisions hereof and the consummation of the transactions contemplated herein.
Section 4.4    No Registration. Such Investor understands that (a) the Private Placement Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends on, among other things, the bona fide nature of the investment intent and the accuracy of such Investor’s representations as expressed herein or otherwise made pursuant hereto and (b) the foregoing Private Placement Shares cannot be sold unless subsequently registered under the Securities Act or an exemption from registration is available.
Section 4.5    Purchasing Intent. Such Investor is acquiring the Private Placement Shares for its own account or accounts or funds over which it holds voting discretion, not otherwise as a nominee or agent, and not otherwise with the view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities Laws, and such Investor has no present intention of selling, granting any other participation in, or otherwise distributing the same, except in compliance with applicable securities Laws and subject to compliance with the provisions hereof.
Section 4.6    Sophistication; Investigation.
(a)    Such Investor has such knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of its investment in the Private Placement Shares. Such Investor is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act. Such Investor understands and is able to bear any economic risks associated with its investment in the Private Placement Shares (including the necessity of holding such shares for an indefinite period of time and including an entire loss of its investment in the Private Placement Shares). Except for the representations and warranties expressly set forth in this Agreement, such Investor has independently evaluated the merits and risks of its decision to enter into this Agreement, is consummating the transactions contemplated by this Agreement with a full understanding, based exclusively on its own independent review, of all of the terms, conditions and risks and willingly assumes those terms, conditions and risks, and disclaims reliance on any representations or warranties, either expressed or implied, by or on behalf of the Company.

(b)    Such Investor acknowledges and understands that the Company has not been requested to provide, and has not provided, such Investor with any information or advice with respect to the Private Placement Shares, and such information or advice is neither necessary nor desired.
(c)    Such Investor acknowledges and understands that (i) the Company may possess material nonpublic information (“MNPI”) regarding the Company or its Subsidiaries not known to such Investor that may impact the value of the Private Placement Shares and (ii) the Company is not disclosing such information to such Investor. Such Investor understands, based on its experience, the disadvantage to which such Investor is subject due to the disparity of information between the Company and such Investor. Notwithstanding such disparity, such Investor has deemed it appropriate to enter into this Agreement and to consummate transactions contemplated hereby. Accordingly, in the light of such Investor’s experience and sophistication, such Investor agrees that the Company shall have no liability to such Investor whatsoever due to or in connection with the Company’s use or non-disclosure of MNPI regarding the Company not known to such Investor, including, without limitation, if and to the extent such information affects any representation, warranty or covenant of the Company hereunder, and such Investor irrevocably waives any claim that it might have based on the failure of the Company to disclose such information.
Section 4.7    No Broker’s Fees. Such Investor is not a party to any Contract with any Person that would give rise to a valid claim against the Company for a brokerage commission, finder’s fee or like payment in connection with the Private Placement or the sale of the Private Placement Shares or payment of the Purchase Amount.
Section 4.8    Current Ownership. Such Investor represents and warrants on behalf of itself and all of its Affiliates that (i) assuming the accuracy of Section 3.2, as of the date hereof, such Investor, together with its Affiliates, Beneficially Owns less than 9.9% of the Common Stock issued and outstanding, and, after giving effect to the issuance and sale of the Private Placement Shares to be issued to such Investor, will Beneficially Own less than 9.9% of the Common Stock and (ii) has informed the Company in a separate writing whether any Common Stock so Beneficially Owned is Beneficially Owned by a non-U.S. entity.
Article V

ADDITIONAL COVENANTS
Section 5.1    Confidentiality. Notwithstanding anything herein to the contrary, to the extent that any Investor has executed or is otherwise bound by a confidentiality agreement in favor of the Company, such Investor shall continue to be bound by such confidentiality agreement.
Section 5.2    Blue Sky. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the offer and sale of the Private Placement Shares to the Investors pursuant to this Agreement under applicable securities and “Blue Sky” Laws of the states of the United States (or to obtain an exemption from such qualification) and any applicable foreign jurisdictions, and shall provide evidence of any such action so taken to the Investors on the date hereof. The

Company shall timely make all filings and reports relating to the offer and sale of the Private Placement Shares issued hereunder required under applicable securities and “Blue Sky” Laws of the states of the United States following the date hereof, including any Form D with respect to the Private Placement Shares as required under Regulation D under the Securities Act. The Company will provide to the Investors a reasonable opportunity to review and provide comments with respect to any such Form D prior to the filing thereof and the Company shall reasonably consider any comments promptly provided by the Investors; provided, that in no event shall the Company be obligated to delay the filing of a Form D in connection with such review and comment by the Investors past its due date. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5.2.
Section 5.3    Legends. Each certificate evidencing securities issued hereunder and each certificate issued in exchange for or upon the transfer of any such securities, shall be stamped or otherwise imprinted with a legend (the “Legend”) in substantially the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.”
In the event that any such securities are uncertificated, such securities shall be subject to a restrictive notation substantially similar to the Legend in the stock ledger or other appropriate records maintained by the Company or agent and the term “Legend” shall include such restrictive notation. The Company shall, and shall cause its transfer agent to, remove the Legend (or restrictive notation, as applicable) set forth above from the certificates evidencing any such securities (or the securities register or other appropriate Company records, in the case of uncertified securities), promptly upon request, at any time after the restrictions described in such Legend cease to be applicable, including, as applicable, when such securities may be sold pursuant to Rule 144 under the Securities Act, pursuant to an effective registration statement, and under this Agreement. The Company may reasonably request such opinions, certificates or other evidence that such restrictions no longer apply as a condition to removing the Legend.
Section 5.4    Use of Proceeds. The Company will utilize the proceeds from the sale of the Private Placement Shares for general corporate purposes, including repayment of indebtedness or contributions to Company-sponsored pension or other benefit plans, as determined by the Company.
Section 5.5    Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to (a) until such time as all Private Placement Shares are no longer Registrable Securities, use its commercially reasonable efforts to make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act, and file with the SEC in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the

Exchange Act at, in each case, all times from and after the date hereof and (b) so long as an Investor owns any Registrable Securities, furnish, unless otherwise available at no charge by access electronically to the SEC’s EDGAR filing system, to such Investor forthwith upon request (i) a copy of the most recent annual or quarterly report of the Company, and (ii) such other reports and documents of the Company so filed with the SEC as such Investor may reasonably request in availing itself of any rule or regulation of the SEC allowing such Investor to sell any such Registrable Securities without registration.
Section 5.6    NYSE Listing Application. The Company shall file a supplemental listing application with the New York Stock Exchange or such other national exchange on which the Common Stock is listed with respect to the Private Placement Shares on or promptly following the date of Closing. The Company shall use commercially reasonable efforts to cause the Private Placement Shares to be approved for listing on the New York Stock Exchange or such other national exchange on which the Common Stock is listed as promptly as practicable following the Closing.
Section 5.7    Non-Public Information. On or before 9:30 a.m., New York local time, on the date hereof, the Company shall issue a press release (the “Press Release”), and no later than 5:30 p.m., New York local time, on the Business Day immediately following the date hereof shall file a Current Report on Form 8-K, in the form required by the Exchange Act (the “Form 8-K”) announcing the entry into this Agreement and describing the material terms of the transactions contemplated by this Agreement, as well as disclosing any other MNPI that the Company may have provided any Investor at any time prior to the issuance of the Press Release. From and after the issuance of such press release, the Company shall have publicly disclosed all MNPI delivered to any of the Investors by the Company, or any of its officers, directors, employees or agents prior to the time the Press Release is issued in connection with the transactions contemplated by this Agreement. The Company and each Investor shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Investor shall issue any such press release nor otherwise make any such public statement with respect to the transactions contemplated hereby, without the prior consent of the Company, with respect to any press release or public statement of any Investor, or without the prior consent of each Investor, with respect to any press release or public statement of the Company, which consent shall not unreasonably be withheld or delayed; provided, however, that the Company shall be entitled, without the prior approval of any Investor, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the Form 8-K and (ii) as is required by Law. Without the prior consent of any applicable Investor, the Company shall not publicly disclose the name of such Investor in any filing, announcement, release or otherwise other than in connection with any Registration Statement covering the Private Placement Shares or unless such disclosure is required by Law.

Article VI

REGISTRATION RIGHTS
Section 6.1    Shelf Registration Statement.
(a)    Not later than the earlier of (i) the 10th Business Day following the date on which the Company files its Annual Report on Form 10-K for the year ended December 31, 2017, and (ii) March 10, 2018 (the “Filing Deadline”), the Company shall file a Registration Statement on Form S-3 covering the resale of all of the Registrable Securities held by the Investors on a delayed or continuous basis (the “Form S-3 Shelf”); provided that, in the event that the Company is not eligible to file Form S-3 Shelf prior to the Filing Deadline, the Company shall file a Form S-1 Shelf (as defined below) not later than the Filing Deadline.
(b)    Subject to the terms of this Agreement, including any applicable Suspension Period, the Company shall use its commercially reasonable efforts to cause the Form S-3 Shelf to be declared effective under the Securities Act promptly after the filing thereof, but in the event of no “review” by the SEC, no later than the 15th calendar day following the Filing Deadline, and shall use its reasonable efforts to keep such Form S-3 Shelf, or a successor Registration Statement thereto, continuously effective under the Securities Act until the date that all Registrable Securities covered by such Shelf Registration Statement have been disposed by the Investors or are no longer Registrable Securities. In the event the Company becomes ineligible to use the Form S-3 Shelf during the Shelf Period (as defined below), the Company shall file a Shelf Registration Statement on Form S-1 (a “Form S-1 Shelf” and together with a Form S-3 Shelf, a “Shelf Registration Statement”) not later than 60 Business Days after the date the Company becomes ineligible, and shall use its reasonable efforts to have such Shelf Registration Statement declared effective promptly (the period during which the Company shall use its reasonable efforts to keep the Shelf Registration Statement continuously effective under the Securities Act in accordance with this Section 6.1 is referred to as the “Shelf Period”). In the event the Company files a Form S-1 Shelf (either prior to the Filing Deadline or during the Shelf Period) and thereafter becomes eligible to use a Form S-3 Shelf, the Company shall use its reasonable efforts to convert the Form S-1 Shelf to a Form S-3 Shelf promptly after the Company becomes so eligible.
(c)    The Company shall notify the Investors by e-mail of the effectiveness of a Shelf Registration Statement on the same Business Day that the Company telephonically confirms effectiveness with the SEC. The Company shall file a final prospectus with the SEC to the extent required by Rule 424 under the Securities Act. The “Plan of Distribution” section of such Shelf Registration Statement shall provide for permitted means of disposition of Registrable Securities, including agented transactions, sales directly into the market, and purchases or sales by brokers.
Section 6.2    Piggyback Registrations.
(a)    (i) If at any time the Company proposes to file a Registration Statement, other than a Shelf Registration Statement under Section 6.1, for an offering of securities for cash in connection with a public offering of Common Stock by the Company (excluding an offering relating solely to an employee benefit plan, dividend reinvestment plan or stock purchase plan, an offering relating to a transaction on Form S-4, a rights offering or an offering on any form of

Registration Statement that does not permit secondary sales) (a “Piggyback Registration Statement”), the Company shall give prompt written notice (the “Piggyback Notice”) to all Investors that, to its knowledge, hold Registrable Securities (collectively, the “Piggyback Eligible Holders”) of the Company’s intention to file a Piggyback Registration Statement reasonably in advance of (and in any event at least ten Business Days before) the anticipated filing date of such Piggyback Registration Statement. The Piggyback Notice shall offer the Piggyback Eligible Holders the opportunity to include for registration in such Piggyback Registration Statement the number of Registrable Securities of the same class and series as those proposed to be registered as they may request, subject to Section 6.2(c) (a “Piggyback Registration”).
(ii)    Subject to Section 6.2(c), the Company shall use its commercially reasonable efforts to include in each such Piggyback Registration such Registrable Securities for which the Company has received written requests (each, a “Piggyback Request”) from Piggyback Eligible Holders within five Business Days after receipt of the Piggyback Notice. If a Piggyback Eligible Holder decides not to include all of its Registrable Securities in any Piggyback Registration Statement thereafter filed by the Company, such Piggyback Eligible Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Piggyback Registration Statements or Registration Statements as may be filed by the Company with respect to offerings of Registrable Securities, all upon the terms and conditions set forth herein. The Company shall use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register pursuant to the Piggyback Requests, to the extent required to permit the disposition of the Registrable Securities so requested to be registered.
(b)    (i)    If at any time the Company proposes to sell securities that have been previously registered pursuant to a Shelf Registration Statement (a “Company Shelf Registration Statement”) in a public offering for cash in connection with a public offering of Common Stock by the Company (a “Company Shelf Takedown Public Offering”), the Company shall give written notice (the “Company Shelf Takedown Public Offering Notice”) to all Investors of such Company Shelf Takedown Public Offering at least five Business Days before the anticipated pricing date of such Company Shelf Takedown Public Offering. The Company Shelf Takedown Public Offering Notice shall give the Investors the opportunity to include for offering in such Company Shelf Takedown Public Offering Registrable Securities of the same class and series as those proposed to be sold in such Company Shelf Takedown Public Offering of any requesting Investor, but only if the Registrable Shares requested for inclusion are registered under an effective Shelf Registration Statement, as necessary to allow such Registrable Securities to be sold in such Company Shelf Takedown Public Offering.
(ii)    Subject to Section 6.2(c), the Company shall use its commercially reasonable efforts to include in each such Company Shelf Takedown Public Offering such Registrable Securities for which the Company has received written requests (each, a “Company Shelf Takedown Public Offering Request”) from Investors within three Business Days after receipt of the Company Shelf Takedown Public Offering Notice. If an Investor decides not to include all of its Registrable Securities in any Company Shelf Takedown Public Offering, such Investor shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Company Shelf Takedown Public Offerings, all upon the terms and conditions set forth herein. The Company shall use its commercially reasonable efforts to include in the Company Shelf Takedown

Public Offering all Registrable Securities which the Company has been so requested to include pursuant to the Company Shelf Takedown Public Offering Requests, to the extent required to permit the disposition of the Registrable Securities so requested to be registered, including to the extent so required, by filing and causing to become effective a post-effective amendment to the Company Shelf Registration Statement and any related prospectus supplement.
(c)    If the Piggyback Registration in respect of which the Company gives notice pursuant to Section 6.2(a), or the Company Shelf Takedown Public Offering in respect of which the Company gives notice pursuant to Section 6.2(b), is an underwritten offering, and the managing underwriter or managing underwriters of such offering advise the Company and the applicable Investors that, in their reasonable view, the amount of securities requested to be included in such registration or offering (including Registrable Securities requested by the applicable Investors to be included in such registration or offering and any securities that the Company or any other Person proposes to be included that are not Registrable Securities) exceeds the Maximum Offering Size (which shall be within a price range acceptable to the Company), then the Company shall so advise all applicable Investors with Registrable Securities proposed to be included in such Piggyback Registration or Company Shelf Takedown Public Offering, and shall include in such offering the number which can be so sold in the following order of priority, up to the Maximum Offering Size:
(i)    first, the securities that the Company proposes to sell up to the Maximum Offering Size;
(ii)    second, the Registrable Securities requested to be included in such registration or offering, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the applicable Investors on the basis of the number of Registrable Securities requested to be included therein by each Piggyback Eligible Holder; and
(iii)    third, other securities of the Company requested to be included in such registration or offering by the holders thereof, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the respective holders thereof on the basis of the number of securities requested to be included therein by each such holder.
(d)    (i)    All Piggyback Eligible Holders requesting to be included in the Piggyback Registration, or Investors requesting to be included in a Company Shelf Takedown Public Offering, must sell their Registrable Securities to the underwriters selected as provided in Section 6.2(f) on the same terms and conditions as apply to the Company. Promptly (and in any event within one Business Day) following receipt of notification by the Company from the managing underwriter of a range of prices at which such Registrable Securities are likely to be sold, the Company shall so advise each applicable Investor requesting registration (or inclusion, as the case may be) in such offering of such price.
(ii)    If any such Investor disapproves of the terms of any such underwriting (including the price offered by the underwriter(s) in such offering), such Investor may elect to withdraw any or all of its Registrable Securities therefrom, without prejudice to the rights of any such Investor to include Registrable Securities in any future Piggyback Registration (or Company Shelf Takedown Public Offering, as the case may be) or other registration statement, by written notice to the Company and the managing underwriter(s) delivered on or prior to the effective date of such Piggyback Registration Statement or Company Shelf Takedown Public Offering or, if later, prior to the date on which the pricing of the relevant offering is expected to occur. Any Registrable Securities withdrawn from such underwriting shall be excluded and withdrawn from the registration or offering.
(e)    The Company shall have the right to terminate or withdraw any registration or offering initiated by it under this Section 6.2 prior to the effective date of such Registration Statement or pricing date of such offering, whether or not any Investor has elected to include Registrable Securities therein, without prejudice, however, to the right of the Investors immediately to request that such registration be effected as an offering under Section 6.1 to the extent permitted thereunder and subject to the terms set forth therein. The registration expenses of such withdrawn registration or offering shall be borne by the Company in accordance with Section 6.7 hereof.
(f)    If a Piggyback Registration or Company Shelf Takedown Public Offering pursuant to this Section 6.2 involves an underwritten offering, the Company shall have the right, in consultation with the Investors holding a majority of the Registrable Securities to be included in such underwritten offering, to (i) determine the plan of distribution, including the price at which the Registrable Securities are to be sold and the underwriting commissions, discounts and fees, and (ii) select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter.
(g)    No registration or offering effected under this Section 6.2 shall relieve the Company of its obligations to effect any registration of the offer and sale of Registrable Securities under Section 6.1 hereof, and no registration effected pursuant to this Section 6.2 shall be deemed to have been effected pursuant to Section 6.1 hereof.
Section 6.3    Required Suspension Period.
(a)    Notwithstanding any other provision of this Agreement, the Company shall have the right but not the obligation to defer the filing of (but not the preparation of), or suspend the use by the Investors of, any Shelf Registration Statement for a period of up to 45 days:
(i)    if an event occurs as a result of which the Shelf Registration Statement and any related prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Shelf Registration Statement, file a new registration statement or supplement any related prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder;
(ii)    upon issuance by the SEC of a stop order suspending the effectiveness of any Shelf Registration Statement with respect to Registrable Securities or the initiation of Legal Proceedings with respect to such Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act;

(iii)    if the Company believes that any such registration or offering (A) should not be undertaken because it would reasonably be expected to materially interfere with any material corporate development or plan of the Company or (B) would require the Company, under applicable securities Laws and other Laws, to make disclosure of MNPI that would not otherwise be required to be disclosed at that time and the Company believes in good faith that such disclosures at that time would not be in the Company’s best interests; provided that this exception (B) shall continue to apply only during the time that such MNPI has not been disclosed and remains material;
(iv)    if the Company elects at such time to offer equity securities of the Company to (A) fund a merger, third-party tender offer or other business combination, acquisition of assets or similar transaction or (B) meet rating agency and other capital funding requirements; or
(v)    if the Company is pursuing a primary underwritten offering of Common Stock pursuant to a Registration Statement (any such period contemplated by (i)-(v) of this Section 6.3(a), a “Suspension Period”);
(b)    In no event shall the Company declare a Suspension Period more than four times in any 12-month period or for more than an aggregate of 75 days in any 12-month period. The Company shall give written notice to the Investors of its declaration of a Suspension Period and of the expiration of the relevant Suspension Period.
Section 6.4    Registration Procedures.
(a)    Requirements. In connection with the Company’s obligations under this Article 6, the Company shall use its commercially reasonable efforts to effect such registration and to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company shall:
(i)    As promptly as practicable prepare the required Shelf Registration Statement, including all exhibits and financial statements required under the Securities Act to be filed therewith and prospectus, and, before filing a Shelf Registration Statement or prospectus or any amendments or supplements thereto, (x) furnish to the Investors whose Registrable Securities are covered by such Shelf Registration Statement, copies of all documents prepared to be filed, which documents shall be subject to the review of such Investors and their respective counsel, (y) make such changes in such documents concerning the Investors prior to the filing thereof as such Investors, or their counsel, may reasonably request and (z) not file any Shelf Registration Statement or prospectus or amendments or supplements thereto to which the Investors, in such capacity, shall reasonably object;
(ii)    prepare and file with the SEC such amendments and post-effective amendments to such Shelf Registration Statement and supplements to the prospectus as may be (x) reasonably requested by any Investor with Registrable Securities covered by such Shelf Registration Statement, or (y) necessary to keep such Shelf Registration Statement effective for the period of time required by this Agreement, and comply with provisions of the applicable securities Laws with respect to the sale or other disposition of all securities covered by such Shelf Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Shelf Registration Statement;
(iii)    notify the Investors and (if requested) confirm such notice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (a) when such Shelf Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable prospectus or any amendment or supplement thereto has been filed, (b) of any written comments by the SEC, or any request by the SEC or other Governmental Entity for amendments or supplements to such Shelf Registration Statement or such prospectus, or for additional information (whether before or after the effective date of the Shelf Registration Statement) or any other correspondence with the SEC relating to, or which may affect, the registration, (c) of the issuance by the SEC of any stop order suspending the effectiveness of such Shelf Registration Statement or any Order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final prospectus or the initiation or threatening of any proceedings for such purposes, and (d) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
(iv)    promptly notify the Investors when the Company becomes aware of the happening of any event as a result of which such Shelf Registration Statement or the prospectus included in such Shelf Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such prospectus or any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, when any issuer free writing prospectus (as defined in Rule 433 under the Securities Act) relating to an offer of the Registrable Securities includes information that may materially conflict with the information contained in such Shelf Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Shelf Registration Statement or prospectus in order to comply with the Securities Act and, as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the Investors, an amendment or supplement to such Shelf Registration Statement or prospectus, which shall correct such misstatement or omission or effect such compliance; and
(b)    take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities in accordance with the terms of this Agreement.

Section 6.5    Required Information. The Company may require the Investors to furnish to the Company such information regarding the distribution of such securities and such other information relating to the Investors and their ownership of Registrable Securities as the Company may from time to time reasonably request in writing (provided that such information shall be used only in connection with such registration) and the Company may exclude from such registration or sale the Registrable Securities of an Investor if such Investor fails to furnish such information within a reasonable time after receiving such request. Each Investor agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.
Section 6.6    Confidentiality. Pending any required public disclosure by the Company and subject to applicable legal requirements and the terms of this Agreement, the Parties will maintain the confidentiality of details contained in all notices and other communications regarding a prospective sale of securities hereunder.
Section 6.7    Expenses. All expenses incurred in connection with any Shelf Registration Statement or registered offering covering Registrable Securities, including all registration and filing fees, printing expenses, the fees and expenses of the independent certified public accountants, the fees and expenses of the Company’s legal counsel, transfer agent’s fees, the expense of qualifying such Registrable Securities under state “Blue Sky” Laws, and, subject to the consent of the Company (not to be unreasonably withheld, conditioned or delayed) reasonable fees and expenses of one firm of attorneys selected by the Investors Beneficially Owning at least a majority of the outstanding Registrable Securities, will be borne by the Company. However, underwriters’, brokers’ and dealers’ discounts and commissions applicable to Registrable Securities sold for the account of the Investors (and any Taxes related thereto) will be borne by the Investors.
Section 6.8    Assignability of Registration Rights. The rights and obligations granted to the Investors in this Article VI and the indemnification in Article VII shall be automatically assigned to any transferee of Registrable Securities. To the extent Registrable Securities are transferred, any reference in this Article VI or Article VII to “Investor” shall be treated as a reference to such transferee. Any transferee of Registrable Securities shall execute any joinder or other agreement or instrument that the Company reasonably requests in order to effectuate this Section 6.8.
Article VII

INDEMNIFICATION AND CONTRIBUTION
Section 7.1    Indemnification by the Company.
(a)    Indemnification with Regard to Certain Securities Matters. In the event of any registration under the Securities Act by any Shelf Registration Statement pursuant to rights granted in this Agreement of Registrable Securities, or any offering made pursuant thereto, the Company will indemnify and hold harmless the Investors and their respective officers, directors, managers, employees, limited partners, general partners, equityholders, investment managers, management companies and Affiliates (in each case, in their capacities as such), and each underwriter of such securities and each other Person, if any, who Controls such Investors or such underwriter within the meaning of the Securities Act, against any losses, claims, damages, or liabilities (including reasonable legal fees and costs of court), joint or several, to which such Investors and their respective officers, directors, managers, employees, limited partners, general partners, equityholders, investment managers, management companies or Affiliates, or such underwriter or any such controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or any actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact (i) contained, on its effective date, in any Shelf Registration Statement under which such securities were registered under the Securities Act or any amendment or supplement to any of the foregoing, or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus forming a part of such Shelf Registration Statement, in the light of the circumstances under which they were made) not misleading or (ii) contained in any preliminary prospectus (if used prior to the filing of the final prospectus) or in the final prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment or supplement to the final prospectus) or any free writing prospectus, or which arise out of or are based upon the omission or alleged omission (if so used) to state a material fact required to be stated in such prospectus or necessary to make the statements in such prospectus not misleading; provided, however, that the Company shall not be liable to an Investor or its respective officers, directors, managers, employees, limited partners, general partners, equityholders, investment managers, management companies and Affiliates or an underwriter or any other Person who Controls such Investor or such underwriter in any such case if and to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Shelf Registration Statement, such amendment or supplement or such prospectus, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Investor or such underwriter specifically for use in the preparation thereof.
(b)    Indemnification with Regard to this Agreement. The Company will indemnify and hold harmless the Investors and their respective officers, directors, managers, employees, limited partners, general partners, equityholders, investment managers, management companies and Affiliates (in each case, in their capacities as such) and each other Person, if any, who Controls such Investors within the meaning of the Securities Act, against any losses, claims, damages, or liabilities (including reasonable legal fees and costs of court), arising out of a claim asserted by a third-party that such Investors and their respective officers, directors, managers, employees, limited partners, general partners, equityholders, investment managers, management companies or Affiliates, or any such controlling Person may incur or to which they may become subject arising out of or in connection with the breach of any of the representations, warranties or covenants of the Company set forth in this Agreement; provided, that the foregoing indemnity will not, as to any indemnified person, apply to the extent they are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the bad faith, willful misconduct or gross negligence of such indemnified person.
Section 7.2    Indemnification by Investors. Each Investor severally (and not jointly) will indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 7.1(a)) the Company, its officers, directors, managers, employees, limited partners, general partners, equityholders, investment managers, management companies and Affiliates (in each case, in their capacities as such), and each other Person, if any, who Controls such the Company within the meaning of the Securities Act, against any losses, claims, damages, or liabilities (including reasonable legal fees and costs of court), joint or several, to which the Company and such officers, directors, managers, employees, limited partners, general partners, equityholders, investment managers, management companies or Affiliates or any such controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or any actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact (a) contained, on its effective date, in any Shelf Registration Statement under which such securities were registered under the Securities Act or any amendment or supplement to any of the foregoing, or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus forming a part of such Shelf Registration Statement, in the light of the circumstances under which they were made) not misleading or (b) contained in any preliminary prospectus (if used prior to the filing of the final prospectus) or in the final prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment or supplement to the final prospectus), or which arise out of or are based upon the omission or alleged omission (if so used) to state a material fact required to be stated in such prospectus or necessary to make the statements in such prospectus not misleading, if and to the extent such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Investor specifically for use in the preparation thereof; provided, however, that the total amount to be indemnified by such Investor pursuant to this Section 7.2 shall be limited to the net proceeds (after deducting underwriters’ discounts and commissions) received by such Investor in the offering to which such Shelf Registration Statement relates; provided, further, that an Investor shall not be liable in any case to the extent that prior to the filing of any such Shelf Registration Statement, prospectus or any amendment thereof or supplement thereto, such Investor has furnished in writing to the Company information expressly for use in, and within a reasonable period of time prior to the effectiveness of, such Shelf Registration Statement, prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously provided by such Investor to the Company.
Section 7.3    Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 7.1 or Section 7.2, the indemnified party will, if a resulting claim is to be made or may be made against an indemnifying party, give written notice to the indemnifying party of the commencement of the action. The failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations in Section 7.1 or Section 7.2, as applicable, except to the extent, if any, that the indemnifying party is actually materially prejudiced by the failure to give notice and then only to such extent. If any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense of the action with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume defense of the action, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the action’s defense. An indemnified party shall have the right to employ separate counsel in any action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such indemnified party’s expense unless (a) the employment of such counsel has been specifically authorized in writing by the indemnifying party, which authorization shall not be unreasonably withheld, (b) the indemnifying party has not assumed the defense and employed counsel reasonably satisfactory to the indemnified party within 30 days after notice of any such action or proceeding, or (c) the named parties to any such action or proceeding (including any impleaded parties) include the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to one (1) local counsel for each jurisdiction, if necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the indemnified party in order to adequately represent the indemnified parties) for all indemnified parties with regard to all claims arising out of similar circumstances; and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of invoices. Whether or not a defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent. No indemnifying party will consent to entry of any judgment or enter into any settlement which (y) does not include as an unconditional term the giving by the claimant or plaintiff, to the indemnified party, of a release from all liability in respect of such claim or litigation or (z) involves the imposition of equitable remedies or the imposition of any non-financial obligations on the indemnified party.
Section 7.4    Contribution.
(a)    If the indemnification required by Section 7.1 or Section 7.2, as applicable, from the indemnifying party is unavailable to or insufficient to indemnify and hold harmless an indemnified party in respect of any indemnifiable losses, claims, damages, liabilities, or expenses as required by Section 7.1 or Section 7.2, as applicable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect (i) the relative benefit of the indemnifying and indemnified parties and (ii) if the allocation in clause (i) is not permitted by applicable Law, in such proportion as is appropriate to reflect the relative benefit referred to in clause (i) and also the relative fault of the indemnified and indemnifying parties, in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations.
(b)    In respect to contribution relating to matters requiring indemnification pursuant to Section 7.1(a) and Section 7.2:
(i)    the relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or parties, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action; provided, however, that the total amount to be contributed by any Investor pursuant to this Section 7.4(b) shall be limited to the net proceeds (after deducting underwriters’ discounts and commissions) received by such Investor in the offering to which such Shelf Registration Statement relates; provided, further, that an Investor shall not be liable in any case to the extent that prior to the filing of any such Shelf Registration Statement, prospectus or any amendment thereof or supplement thereto, such Investor has furnished in writing to the Company information expressly for use in, and within a reasonable period of time prior to the effectiveness of, such Shelf Registration Statement, prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously provided by such Investor to the Company;
(ii)    notwithstanding the provisions of Section 7.4(b)(i), no indemnifying party shall be required to contribute any amount in excess of the amount by which the total price at which the securities were offered to the public by the indemnifying party exceeds the amount of any damages which the indemnifying party has otherwise been required to pay by reason of an untrue statement or omission; and
(iii)    no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such a fraudulent misrepresentation.
(c)    The amount paid or payable by a party as a result of the losses, claims, damage, liabilities, and expenses referred to in this Section 7.4 shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.
(d)    The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 7.4.
(e)    For purposes of this Section 7.4, each Person who Controls any Investor or any underwriter thereof within the meaning of either the Securities Act or the Exchange Act and each officer, director and Affiliate of any such Investor shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 7.4.
Section 7.5    Survival. The representations and warranties set forth in Sections 3.1-3.6 and Section 3.13 shall survive the Closing indefinitely and the other representations and warranties contained in this Agreement shall survive the Closing for a period of 12 months following the date hereof regardless of any investigation made by or on behalf of the Company or any Investor. The covenants made in this Agreement shall survive the Closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Private Placement Shares and payment therefor. All indemnification obligations of the Company and Investors pursuant to this Agreement shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the parties, regardless of any purported general termination of this Agreement.

Article VIII

GENERAL PROVISIONS
Section 8.1    Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via electronic facsimile or email (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Parties at the following addresses (or at such other address for a Party as may be specified by like notice):
(a)    If to the Company:
FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Fax: (330) 384-3772
Attention: Treasurer
Email: grp-treasurycompliance@firstenergycorp.com

and

FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Fax: (330) 384-3875
Attention: Legal Department
Email: rreffner@firstenergycorp.com

with copies (which shall not constitute notice) to:

Jones Day
North Point
901 Lakeside Avenue
Cleveland, OH 44114
Fax: (216) 579-0212
Attention: Kimberly J. Pustulka, Esq.
Email: kjpustulka@jonesday.com

and

Jones Day
77 West Wacker
Chicago, IL 60601
Fax: (312) 782-8585
Attention: Edward B. Winslow, Esq.
Email: ebwinslow@jonesday.com

(b)    If to the Investors:
Notice addresses for the Investors are included on Schedule A attached hereto.

Section 8.2    Assignment; Third Party Beneficiaries. Other than as provided for in Section 6.8 hereof, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any Party (whether by operation of Law or otherwise) without the prior written consent of the Company, and any purported assignment in violation of this Section 8.2 shall be void ab initio. Except with respect to the rights of third-parties set forth in Article VII, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person any rights or remedies under this Agreement other than the Parties.
Section 8.3    Prior Negotiations; Entire Agreement. This Agreement (including the agreements attached as exhibits and schedules to and the documents and instruments referred to in this Agreement) constitutes the entire agreement of the Parties and supersedes all prior agreements, arrangements or understandings, whether written or oral, among the Parties with respect to the subject matter of this Agreement.
Section 8.4    Governing Law; Venue. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CHOICE OF LAW PROVISIONS WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES FOR ITSELF THAT ANY LEGAL ACTION, SUIT, OR PROCEEDING AGAINST IT WITH RESPECT TO ANY MATTER ARISING UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RENDERED IN ANY SUCH ACTION, SUIT, OR PROCEEDING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH OF THE PARTIES IRREVOCABLY ACCEPTS AND SUBMITS ITSELF TO THE EXCLUSIVE JURISDICTION OF SUCH COURT, GENERALLY AND UNCONDITIONALLY, WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING. THE PARTIES HEREBY AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING TO AN ADDRESS PROVIDED IN WRITING BY THE RECIPIENT OF SUCH

MAILING, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF AND HEREBY WAIVE ANY OBJECTIONS TO SERVICE ACCOMPLISHED IN THE MANNER HEREIN PROVIDED.
Section 8.5    Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to each other Party (including via facsimile or other electronic transmission), it being understood that each Party need not sign the same counterpart.
Section 8.6    Waivers and Amendments; Rights Cumulative; Consent. This Agreement may be amended, restated, modified or changed only upon written consent by the Company and Investors Beneficially Owning at least a majority of the outstanding Registrable Securities. Any amendment, restatement, modification or change effected in accordance with this Section 8.6 shall be binding upon the Investors, each transferee or future holder of the Private Placement Shares, and the Company. No delay on the part of any Party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any Party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement.
Section 8.7    Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.
Section 8.8    Specific Performance. Each of the Parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that each of the Parties hereto shall be entitled to an injunction or injunctions without the necessity of posting a bond to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Unless otherwise expressly stated in this Agreement, no right or remedy described or provided in this Agreement is intended to be exclusive or to preclude a Party hereto from pursuing other rights and remedies to the extent available under such agreement, herein, at law or in equity.
Section 8.9    Relationship Among Parties.
(a)    Notwithstanding anything herein to the contrary, the duties and obligations of the Investors, on the one hand, and the Company, on the other hand, arising under this Agreement shall be several, not joint. No Party shall have any responsibility by virtue of this Agreement for any trading by any other entity. No prior history, pattern, or practice of sharing confidences among or between the Parties shall in any way affect or negate this Agreement. The Parties hereto acknowledge that this Agreement does not constitute an agreement, arrangement, or understanding with respect to acting together for the purpose of acquiring, holding, voting, or disposing of any equity securities of the Company. The Company acknowledge and each Investor confirms that it has independently participated in the negotiation of the transactions contemplated under this Agreement with the advice of counsel and advisors.

(b)    It is understood and agreed that the Investors do not have any duty of trust or confidence in any form with the Company, or any of the Company’s other stakeholders and, except as expressly provided in this Agreement, there are no agreements, commitments or undertakings by, among or between any of them with respect to the subject matter hereof.
Section 8.10    Tax Forms. If the Company (or its agent) determines in its reasonable discretion that it is necessary or appropriate to request Internal Revenue Service tax forms (including but not limited to Form W-9, W-8BEN, W-8BEN-E, W-8ECI, W-8IMY (and attachments thereto), or any successors thereto) (“Tax Forms”) to determine its tax reporting and withholding obligations, if any, the Investors shall promptly provide, solely to the extent legally entitled to do so, such duly completed Tax Forms to the Company (or its agent), and the Company (or its agent) shall be entitled to rely on such forms in determining its tax reporting and withholding obligations, if any.

[Signature pages follow.]

IN WITNESS WHEREOF, the undersigned Parties have duly executed this Agreement as of the date first above written.
FIRSTENERGY CORP.

By: /s/ Steven R. Staub
Name: Steven R. Staub
Title: Vice President and Treasurer

[Signature page to Common Stock Purchase Agreement]

ZP MASTER UTILITY FUND, LTD.

By:    /s/ Stuart J. Zimmer
Name: Stuart J. Zimmer
Title: Director
P ZIMMER, LTD.

By:    /s/ Stuart J. Zimmer
Name: Stuart J. Zimmer
Title: CEO of Investment Manager,
     Zimmer Partners, LP
ZP ENERGY FUND, L.P.
By: ZP Energy GP, LLC, its general partner

By:    /s/ Stuart J. Zimmer
Name: Stuart J. Zimmer
Title: Sole member of general partner
ZP MASTER ENERGY FUND, L.P.
By: ZP Offshore Energy GP, LLC, its general partner

By:    /s/ Stuart J. Zimmer
Name: Stuart J. Zimmer
Title: Sole member of general partner

[Signature page to Common Stock Purchase Agreement]

Schedule A
List of Investors and Notice Addresses

Investor	Notice Address	Investment	Physical Stock Certificate/Book Entry
ZP Master Utility Fund, Ltd.	c/o Zimmer Partners, LP 9 West 57th Street, 33rd Floor New York, NY 10019, USA Attention: Barbara Burger	19,163,953 shares of Common Stock	Physical stock certificate made available for pickup by lender
P Zimmer, Ltd.	c/o Zimmer Partners, LP 9 West 57th Street, 33rd Floor New York, NY 10019, USA Attention: Barbara Burger	1,480,877 shares of Common Stock	Physical stock certificate made available for pickup by lender
ZP Energy Fund, L.P.	c/o Zimmer Partners, LP 9 West 57th Street, 33rd Floor New York, NY 10019, USA Attention: Barbara Burger	5,020,944 shares of Common Stock	Physical stock certificate
ZP Master Energy Fund, L.P.	c/o Zimmer Partners, LP 9 West 57th Street, 33rd Floor New York, NY 10019, USA Attention: Barbara Burger	4,454,708 shares of Common Stock	Physical stock certificate

ANNEX A
Form of Legal Opinion
To be provided under separate cover.

ANNEX B
Form of Secretary’s Certificate
This Secretary’s Certificate (the “Certificate”) is being delivered pursuant to Section 2.3(b) of that certain Common Stock Purchase Agreement dated as of January 22, 2018 (the “Purchase Agreement”), by and between FirstEnergy Corp. (the “Company”) and investors named therein (the “Investors”). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.
The undersigned, Ebony L. Yeboah-Amankwah, Vice President, Corporate Secretary and Chief Ethics Officer of the Company, in her capacity as such, hereby certifies as follows:
1. I am the duly elected, qualified and acting Vice President, Corporate Secretary and Chief Ethics Officer of the Company and make the statements contained in this Secretary’s Certificate.
2. Attached hereto as Exhibit A and Exhibit B are true, correct and complete copies of the Company’s Amended Articles of Incorporation and the amendment to the Amended Articles of Incorporation filed with the Secretary of State of the State of Ohio on January 22, 2018 (together, the “Articles”) and Amended Code of Regulations (the “Code of Regulations”), respectively, in each case, as amended through the date hereof, and no action has been taken by the Company, its directors, officers or stockholders, in contemplation of the filing of any further amendment relating to or affecting the Articles or Bylaws.
3. Attached hereto as Exhibit C and Exhibit D are true, correct and complete copies of the authorizing resolutions adopted in connection with the transactions contemplated by the Purchase Agreement, duly adopted by the Board of Directors of the Company and the Special Committee of the Board of Directors of the Company, respectively. Such resolutions have not been amended, modified or rescinded and remain in full force and effect and such resolutions are the only resolutions adopted by the Company’s Board of Directors, or any committee thereof, or the stockholders of the Company relating to or affecting (i) entering into the Purchase Agreement, (ii) the issuance, offering, sale and registration of the Private Placement Shares and (iii) the performance of the Company of its obligations under the Purchase Agreement as contemplated therein.

[Signatures on following page]

IN WITNESS WHEREOF, I have hereunder signed my name on this 22nd day of January, 2018.

Ebony L. Yeboah-Amankwah Vice President, Corporate Secretary and Chief Ethics Officer